SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 1 TO

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NVR, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	54-1394360
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7601 Lewinsville Road, Suite 300 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
All Issued and Outstanding Shares of NVR, Inc. Common Stock ($0.01 par value)	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.	Description of Registrant’s Securities to be Registered.

The information required by this Item 1 is set forth under the caption “Description of Common Shares”, in the prospectus included in the Registrant’s Registration Statement on Form S-3 (333-115936), filed with the Securities and Exchange Commission under the Securities Act of 1933 on May 27, 2004, which description is incorporated herein by reference.

Item 2.	Exhibits

1	Copy of specimen of certificate representing the shares of common stock of the Registrant. *

2	Restated Articles of Incorporation of NVR, Inc. †

3	NVR, Inc. Bylaws, as amended †

*	Previously filed.

†	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 14, 2004	NVR, INC.

	By:	/s/ Paul C. Saville
	Name:	Paul C. Saville
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1	Copy of specimen of certificate representing the shares of common stock of the Registrant.*

2	Restated Articles of Incorporation of NVR, Inc. †

3	NVR, Inc. Bylaws, as amended †

*	Previously filed.

†	Filed herewith.